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                                                                    EXHIBIT 23.5

CONSENT OF MORGAN STANLEY & CO. INCORPORATED

December   , 1995

Hogan Systems, Inc.
5080 Spectrum Drive
Suite 400E
Dallas, TX 75248

Dear Sirs:

     We hereby consent to the inclusion in the Registration Statement on Form S-4, relating to the proposed merger of Hogan Systems, Inc. with Continuum Acquisition Corporation, a wholly owned subsidiary of The Continuum Company, Inc., of our opinion letter appearing as Appendix II to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        MORGAN STANLEY & CO. INCORPORATED

                                        By:
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